Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 7, 2006 (File No. 333-131624), and the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 29, 2007 (File No. 333-146985) of our report dated April 13, 2010 relating to the consolidated balance sheets of Saratoga Resources, Inc. and Subsidiaries (“Successor Company) as of December 31, 2009 and 2008, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2009 and for the period from July 14, 2008 through December 31, 2008.

We also consent to the incorporation by reference of our report dated April 15, 2009 relating to the combined statements or operations, members’ deficit, and cash flows for the period from January 1, 2008 through July 14, 2008 of Harvest Oil and Gas, LLC and The Harvest Group, LLC (“Predecessor Company”) appearing in this Annual Report on Form 10-K of Saratoga Resources, Inc.

/s/ MALONEBAILEY, LLP

MALONEBAIILEY, LLP

www.malone-bailey.com

HOUSTON, TEXAS

April 14, 2010